Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 13, 2025

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2025

Williamsburg, Virginia – May 13, 2025 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2025. The Company’s results include the following*:

	Three Months Ended
	March 31, 2025	March 31, 2024
	($ in thousands except per share data)
Total revenues	$48,312	$46,548
Net income	4,734	1,323
Net income (loss) attributable to common stockholders	2,691	(659)

EBITDA	15,032	10,785
Hotel EBITDA	12,921	12,360

FFO attributable to common stockholders and unitholders	3,769	3,961
Adjusted FFO attributable to common stockholders and unitholders	4,517	5,178

Net income (loss) per common share - diluted	$0.13	$(0.03)
FFO per common share and unit	$0.19	$0.20
Adjusted FFO per common share and unit	$0.22	$0.26

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Hotel EBITDA, Funds From Operations (“FFO”) attributable to common stockholders and unitholders, Adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and Adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net (loss) income later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company,” “Sotherly,” “we,” “us,” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Lyfe Resort & Residences (f/k/a Hyde Resort & Residences) and the Hyde Beach House Resort & Residences, increased 5.0% to $129.74, for the three months ended March 31, 2025, from $123.59 in the comparable period in 2024. Changes in RevPAR were driven by a 3.9% increase in occupancy to 68.8% from 64.9% in the comparable 2024 period, and a 1.1% decrease in the average daily rate (“ADR”) to $188.49 for the three months ended March 31, 2025, from $190.50 for the comparable period in 2024.
•
Revenue. Total revenue increased to approximately $48.3 million, from approximately $46.5 million, for the three months ended March 31, 2025 and 2024, respectively.
•
Net income (loss) attributable to common stockholders. For the three months ended March 31, 2025, net income (loss) attributable to common stockholders increased approximately $3.3 million, compared to the three months ended March 31, 2024, from a loss of approximately $0.7 million to income of approximately $2.7 million.
•
Hotel EBITDA. Hotel EBITDA increased to approximately $12.9 million for the three months ended March 31, 2025, from approximately $12.4 million for the comparable period in 2024.

•
Adjusted FFO attributable to common stockholders and unitholders. For the three months ended March 31, 2025, Adjusted FFO attributable to common stockholders and unitholders decreased 12.8%, or approximately $0.7 million, over the three months ended March 31, 2024, from approximately $5.2 million to approximately $4.5 million.
•
Preferred Dividends. On April 29, 2025 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on June 16, 2025 to shareholders of record as of May 30, 2025.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, “We are very pleased with the Company’s first quarter results, which exceeded our budgeted expectations. Hotel EBITDA across our entire portfolio increased 4.5% over prior year. First quarter 2024 saw a one-time benefit of $550,000 related to a grant for our Savannah hotel, which affected the comparability of Hotel EBITDA across periods. RevPAR saw a healthy 6.4% increase to prior year and Hotel EBITDA margins increased by 0.2%. These excellent results stemmed from ongoing improvements in many of our urban properties that have been slower to recover, while at the same time we benefited from many one-time events, such as the U.S. Presidential Inauguration and large sports related events.

As we progress through the second quarter, and look toward the second half of the year, we are becoming more cautious with the overall pace of hotel demand. Although we are not seeing any major pauses in group or transient bookings, we have seen reduction in international travel at our leisure properties, while bookings linked to government funding have experienced lower volume pick-up or even outright cancellations. Sentiment changes, along with the specter of a yet to be witnessed recession, have created volatility for the hotel industry. Our properties remain optimally managed, and we are dedicated to controlling costs at the asset level, including maintaining a very lean payroll structure. These efforts will continue to shape hotel profitability as macro-economic conditions come into focus in 2025.”

Balance Sheet/Liquidity

As of March 31, 2025, the Company had approximately $32.8 million of available cash and cash equivalents, of which approximately $21.3 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $317.6 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.88%.

2025 Outlook

Set forth below is the Company’s guidance for 2025. Macroeconomic uncertainty has made providing guidance more difficult. The full year guidance range provided is based on information currently available, including moderating trends and volatility discussed above. The table below reflects the Company’s projections, within a range, of various financial measures for 2025, in thousands of dollars, except per share and RevPAR data:

	2025 Guidance
	Low Range	High Range

Total revenues	$183,388	$188,168
Net (loss) income	(676)	129
Net loss attributable to common stockholders and unitholders	(8,651)	(7,846)

EBITDA	41,879	42,704
Hotel EBITDA	48,829	49,619

FFO attributable to common stockholders and unitholders	10,539	11,344
Adjusted FFO attributable to common stockholders and unitholders	11,544	12,349

Net loss per share attributable to common stockholders	$(0.43)	$(0.39)
FFO per common share and unit	$0.52	$0.56
Adjusted FFO per common share and unit	$0.57	$0.61
Rev PAR	$119.77	$122.89
Hotel EBITDA margin	26.1%	26.4%

Earnings Call/Webcast

The Company will conduct its first quarter 2025 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 13, 2025. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 808300. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 13, 2025 through May 20, 2025. To access the rebroadcast, dial 866-813-9403 and enter access code 926357.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	Unaudited
ASSETS
Investment in hotel properties, net	$372,607,991	$372,376,626
Cash and cash equivalents	11,510,791	7,327,880
Restricted cash	21,300,139	21,382,595
Accounts receivable, net	6,651,255	7,525,356
Prepaid expenses, inventory and other assets	6,018,062	5,763,463
TOTAL ASSETS	$418,088,238	$414,375,920
LIABILITIES
Mortgage loans, net	$315,290,497	$316,516,148
Unsecured notes	407,630	658,766
Finance lease liabilities	23,646,232	23,201,751
Accounts payable and accrued liabilities	28,595,128	26,577,504
Advance deposits	3,400,240	3,734,825
Dividends and distributions payable	2,088,160	2,088,160
TOTAL LIABILITIES	$373,427,887	$372,777,154
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at March 31, 2025 and December 31, 2024, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at March 31, 2025 and December 31, 2024, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at March 31, 2025 and December 31, 2024, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 20,126,415 shares issued and outstanding at March 31, 2025 and 19,849,165 shares issued and outstanding at December 31, 2024.	201,264	198,492
Additional paid-in capital	175,277,341	175,372,798
Unearned ESOP shares	(447,051)	(862,107)
Distributions in excess of retained earnings	(129,005,361)	(131,695,891)
Total Sotherly Hotels Inc. stockholders’ equity	46,065,926	43,053,025
Noncontrolling interest	(1,405,575)	(1,454,259)
TOTAL EQUITY	44,660,351	41,598,766
TOTAL LIABILITIES AND EQUITY	$418,088,238	$414,375,920

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
	(unaudited)	(unaudited)
REVENUE
Rooms department	$31,300,501	$29,739,657
Food and beverage department	10,151,860	9,752,449
Other operating departments	6,859,983	7,056,326
Total revenue	48,312,344	46,548,432
EXPENSES
Hotel operating expenses
Rooms department	6,840,845	6,552,184
Food and beverage department	6,956,521	6,464,855
Other operating departments	2,605,292	2,686,142
Indirect	18,988,885	18,484,896
Total hotel operating expenses	35,391,543	34,188,077
Depreciation and amortization	4,918,737	4,769,717
Corporate general and administrative	1,889,340	1,916,526
Total operating expenses	42,199,620	40,874,320
NET OPERATING INCOME	6,112,724	5,674,112
Other income (expense)
Interest expense	(5,447,565)	(4,888,806)
Interest income	70,790	214,772
Other income	126,590	124,877
Loss on early extinguishment of debt	—	(241,878)
Realized and unrealized gain on hedging activities	566	335,446
Gain on involuntary conversion of assets	3,873,881	122,391
Net income before income taxes	4,736,986	1,340,914
Income tax provision	(3,460)	(18,093)
Net income	4,733,526	1,322,821
Add: Net (income) loss attributable to noncontrolling interest	(48,685)	12,118
Net income attributable to the Company	4,684,841	1,334,939
Undeclared distributions to preferred stockholders	(1,994,312)	(1,994,312)
Net income (loss) attributable to common stockholders	$2,690,529	$(659,373)
Net income (loss) per share attributable to common stockholders:
Basic	$0.13	$(0.03)
Diluted	$0.13	$(0.03)
Weighted average number of common shares outstanding
Basic	19,810,498	19,359,601
Diluted	19,810,498	19,359,601

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2025 and 2024, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, during the three months ended March 31, 2025 and the corresponding period in 2024.

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Actual Portfolio Metrics
Occupancy %	68.3%	64.2%
ADR	$182.74	$182.75
RevPAR	$124.83	$117.30
Composite Portfolio Metrics
Occupancy %	68.8%	64.9%
ADR	$188.49	$190.50
RevPAR	$129.74	$123.59

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2025, 2024, and 2023, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2025	Q1 2024	Q1 2023
The DeSoto Savannah, Georgia	71.0%	70.9%	64.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	69.9%	70.2%	71.0%
DoubleTree by Hilton Laurel Laurel, Maryland	51.3%	47.2%	47.2%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	62.7%	45.2%	54.5%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	84.4%	75.5%	64.9%
Georgian Terrace Atlanta, Georgia	58.6%	58.5%	46.7%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	81.6%	83.8%	83.4%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	62.3%	60.2%	55.8%
Hyatt Centric Arlington Arlington, Virginia	69.5%	73.0%	70.3%
The Whitehall Houston, Texas	71.2%	59.1%	48.6%
Lyfe Resort & Residences (1) Hollywood Beach, Florida	77.6%	78.7%	60.5%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	84.8%	82.7%	56.6%
All properties weighted average	68.8%	64.9%	60.4%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q1 2025	Q1 2024	Q1 2023
The DeSoto Savannah, Georgia	$211.87	$213.38	$211.97
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$142.80	$148.38	$160.63
DoubleTree by Hilton Laurel Laurel, Maryland	$123.11	$124.42	$120.26
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$119.84	$123.62	$127.52
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$230.78	$230.67	$265.97
Georgian Terrace Atlanta, Georgia	$194.98	$188.60	$206.82
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$221.35	$215.30	$214.33
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$169.65	$164.87	$163.84
Hyatt Centric Arlington Arlington, Virginia	$212.47	$198.85	$193.53
The Whitehall Houston, Texas	$162.13	$163.57	$164.55
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$322.04	$368.11	$443.65
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$293.58	$307.82	$368.33
All properties weighted average	$188.49	$190.50	$197.07

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q1 2025	Q1 2024	Q1 2023
The DeSoto Savannah, Georgia	$150.51	$151.37	$136.43
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$99.81	$104.15	$114.05
DoubleTree by Hilton Laurel Laurel, Maryland	$63.10	$58.67	$56.71
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$75.12	$55.92	$69.51
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$194.86	$174.07	$172.66
Georgian Terrace Atlanta, Georgia	$114.23	$110.35	$96.65
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$180.57	$180.37	$178.83
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$105.71	$99.25	$91.46
Hyatt Centric Arlington Arlington, Virginia	$147.68	$145.21	$136.11
The Whitehall Houston, Texas	$115.37	$96.60	$80.03
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$249.85	$289.74	$268.51
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$249.01	$254.59	$208.53
All properties weighted average	$129.74	$123.59	$119.06

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET (LOSS) INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Net income	$4,733,526	$1,322,821
Depreciation and amortization - real estate	4,903,931	4,754,911
Gain on involuntary conversion of assets	(3,873,881)	(122,391)
FFO	5,763,576	5,955,341
Distributions to preferred stockholders	(1,994,312)	(1,994,312)
FFO attributable to common stockholders and unitholders	3,769,264	3,961,029
Amortization	14,806	14,806
ESOP and stock - based compensation	322,371	255,956
Loss on early debt extinguishment	—	241,878
Negative lease amortization	411,256	—
Unrealized (gain) loss on hedging activities	(566)	704,671
Adjusted FFO attributable to common stockholders and unitholders	4,517,131	5,178,340

Weighted average number of shares outstanding, basic	19,810,498	19,359,601

Weighted average number of non-controlling units	364,186	364,186

Weighted average number of shares and units outstanding, basic	20,174,684	19,723,787

FFO per common share and unit	$0.19	$0.20

Adjusted FFO per common share and unit	$0.22	$0.26

	Three Months Ended	Three Months Ended
	March 31, 2025	March 31, 2024
Net income	$4,733,526	$1,322,821
Interest expense	5,447,565	4,888,806
Interest income	(70,790)	(214,772)
Income tax provision	3,460	18,093
Depreciation and amortization	4,918,737	4,769,717
EBITDA	15,032,498	10,784,665
Other income	(126,590)	(124,877)
Loss on early debt extinguishment	—	241,878
Gain on involuntary conversion of assets	(3,873,881)	(122,391)
Subtotal	11,032,027	10,779,275
Corporate general and administrative	1,889,340	1,916,526
Realized and unrealized gain on hedging activities	(566)	(335,446)
Hotel EBITDA	$12,920,801	$12,360,355

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net (Loss) Income to EBITDA and Hotel EBITDA

	2025 Guidance
	Low Range	High Range

Net (loss) income	$(676)	$129
Interest expense	23,475	23,495
Interest income	(300)	(300)
Income tax provision	130	130
Depreciation and amortization	19,250	19,250

EBITDA	41,879	42,704
Unrealized gain on hedging activities	(185)	(185)
Corporate general and administrative	7,135	7,100

Hotel EBITDA	$48,829	$49,619

Reconciliation of Outlook of Net (Loss) Income to FFO and Adjusted FFO

	2025 Guidance
	Low Range	High Range

Net (loss) income	$(676)	$129
Depreciation and amortization	19,190	19,190

FFO	18,514	19,319
Distributions to preferred stockholders	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	10,539	11,344
Depreciation and amortization	60	60
Negative amortization on ground lease	830	830
Unrealized gain on hedging activities	(185)	(185)
ESOP & stock-based compensation	300	300
Adjusted FFO attributable to common stockholders and unitholders	$11,544	$12,349

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO attributable to common stockholders and unitholders (including FFO per common share and unit), Adjusted FFO attributable to common stockholders and unitholders (including Adjusted FFO per common share and unit), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents Adjusted FFO attributable to common stockholders and unitholders, including Adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, management contract termination costs, operating asset depreciation and amortization, gain or loss on a change in control, ESOP and stock compensation expenses and negative lease amortization on our finance ground lease obligation. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to shareholders.

Hotel EBITDA and Hotel EBITDA Margin

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) realized and unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties, (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs. Hotel EBITDA Margin is calculated by dividing Hotel EBITDA by Total Revenues.